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                                                                  Exhibit 10.7

                             HOME LOAN AGREEMENT
                             -------------------


     THIS LOAN AGREEMENT (the "Agreement" is made and entered into as of February 2, 1998 (the "Effective Date") by and between ROGUE WAVE SOFTWARE, INC.
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("Company"), a Delaware corporation having its principal place of business at
850 SW 35th Street, Corvallis, OR 97333, and ROBERT HOLBURN ("Employee"), an individual.

                                  RECITALS

     At Company's request, Employee is moving his principal residence to Boulder, Colorado. To assist Employee in this move, Company is willing to make an interest-free loan to Employee, for use in buying a home in Boulder, as outlined below.

1.0   LOAN PRINCIPAL -- This loan shall be for $100,000.00.

2.0   TERM AND TERMINATION

      2.1 The term of this Agreement shall begin on the Effective Date and terminate February 1, 2003, unless accelerated as outlined below.

      2.2 In the event the Employee voluntarily terminates his employment with the Company, the remaining unpaid balance of the loan shall be paid to the Company within one year of Employee's last day of work (Termination Date); provided, however, the Company shall reduce the principal to be paid by 1/60 of the original principal for each full month Employee worked for the Company from January 1, 1998, until the Termination Date.

3.0 LOAN FORGIVENESS -- The entire principal of the loan will be forgiven upon the occurrence of any of the following:

      a.    Change of control or management of the Company;

      b.    Termination of the Employee by the Company for convenience; or

      c.    Employee remains employed by Company through February 1, 2003.

4.0 INTEREST RATE -- This loan shall be interest-free for so long as the Employee remains employed by the Company. In the event there remains unpaid principal at the Termination Date, such principal shall bear interest at seven percent per annum.

5.0   MISCELLANEOUS

      5.1 SEVERABILITY. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, then, that provision notwithstanding, this Agreement shall remain in full force and effect and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

      5.2 ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire agreement and understanding between the parties and supersedes any and all previous communications,


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            representations or agreements, whether written or oral, with respect to the subject matter hereof.

      5.3 MODIFICATION. This Agreement may not be modified, amended, rescinded, cancelled, or waived, in whole or part, except by a written instrument signed by the parties.

      5.4 GOVERNING LAW. This Agreement is made under and shall be governed by and constructed in accordance with the laws of the State of Oregon, excluding conflict of law provisions.

      5.5 ATTORNEYS' FEES. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys' fees and costs, including attorneys' fees and costs of any appeal.

      5.6 WAIVER. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default hereunder in one or more instances shall not be construed as constituting a continuing waiver or as a waiver in other instances.

      5.7 SECTION HEADINGS. The section headings of this Agreement are inserted only for convenience and shall not be construed as part of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Rogue Wave Software, Inc.              Employee


By:                                    By:
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Name:                                  Name:
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Title:                                 Title:
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Date:                                  Date:
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LOAN AGREEMENT                      Page 2                      February 2, 1998